UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report: January 18, 2023
(Date of earliest event reported: January 17, 2023)

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.
1-11178	Revlon, Inc. Delaware One New York Plaza New York, New York, 10004 212-527-4000	13-3662955

33-59650	Revlon Consumer Products Corporation Delaware One New York Plaza New York, New York, 10004 212-527-4000	13-3662953

Former Name or Former Address, if Changed Since Last Report: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) or 12(g) of the Act:
	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Revlon, Inc.	Class A Common Stock	REVRQ	*
Revlon Consumer Products Corporation	None	N/A	N/A

Indicate by check mark whether each registrant is an “emerging growth company” as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter) in Rule 12b-2 of the Exchange Act.

* Revlon, Inc.’s Class A Common Stock began trading exclusively on the over-the-counter market on October 21, 2022 under the symbol REVRQ.

Revlon, Inc.	Emerging Growth Company
☐
Revlon Consumer Products Corporation	☐

If an emerging growth company, indicate by check mark if the registrants have elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, on June 15, 2022, Revlon, Inc. (“Revlon”) and certain subsidiaries, including Revlon Consumer Products Corporation (“Products Corporation” and together with Revlon, the “Company”) (the Chapter 11 filing entities collectively, the “Debtors”), filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). The cases (the “Chapter 11 Cases”) are being administered under the caption In re Revlon, Inc., et al. (Case No. 22-10760 (DSJ)). The Debtors continue to operate their businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

Also, as previously disclosed, on December 19, 2022, Revlon, Products Corporation, and certain of Revlon’s other direct and indirect subsidiaries entered into a Restructuring Support Agreement (the “RSA”) with certain of the Company’s prepetition lenders under the previously disclosed 2020 BrandCo Credit Agreement and the Official Committee of Unsecured Creditors in the Debtors’ Chapter 11 Cases regarding restructuring transactions (such transactions, collectively, the “Restructuring”) pursuant to a Chapter 11 plan of reorganization on the terms and conditions set forth in the RSA.

Also, as previously disclosed, on December 22, 2022, the Debtors filed a proposed Joint Chapter 11 Plan of Reorganization of the Debtors (the “Proposed Plan”) and a related proposed form of Disclosure Statement (the “Proposed Disclosure Statement”) with the Bankruptcy Court. The Proposed Plan is intended to implement the previously disclosed Restructuring contemplated by the RSA. The Proposed Plan and the related Proposed Disclosure Statement describe, among other things, the Proposed Plan; the Restructuring contemplated by the RSA; the events leading to the Chapter 11 Cases; certain events that have occurred or are anticipated to occur during the Chapter 11 Cases, including the anticipated solicitation of votes to approve the Proposed Plan from certain of the Debtors’ creditors and certain other aspects of the Restructuring.

Backstop Commitment Agreement

Pursuant to the RSA and the Proposed Plan, the Debtors shall conduct an equity rights offering (the “Equity Rights Offering”) at an aggregate amount of $650 million (the “Aggregate Rights Offering Amount”), subject to the Excess Liquidity Cutback (as defined below), at a 30% discount to Plan Equity Value (as defined in the Proposed Plan). As set forth in the RSA and the Proposed Plan, 70% of the Aggregate Rights Offering Amount (or $455 million, subject to the Excess Liquidity Cutback) (the “Subscription Amount”) will be raised by soliciting commitments from Eligible Holders (as defined in the rights offering procedures with respect to the Equity Rights Offering), while 30% (or $195 million, subject to the Excess Liquidity Cutback) (the “Direct Allocation Amount”) will be reserved for purchase by the Equity Commitment Parties (as defined below). As contemplated by the RSA, on January 17, 2023, the Debtors entered into an agreement (the “Backstop Commitment Agreement”) with certain of the Consenting BrandCo Lenders under the RSA (the “Equity Commitment Parties”), pursuant to which each of the Equity Commitment Parties has agreed to backstop, severally and not jointly and subject to the terms and conditions in the Backstop Commitment Agreement, the Aggregate Rights Offering Amount (collectively, the “Backstop Commitment”). The Backstop Commitment Agreement provides that (i) each of the Equity Commitment Parties will, subject to the terms and conditions in the Backstop Commitment Agreement, purchase its agreed percentage (the “Backstop Commitment Percentage”) of the New Common Stock (as defined in the Proposed Plan) representing the unsubscribed portion of the Subscription Amount, (ii) each of the Equity Commitment Parties will, subject to the terms and conditions in the Backstop Commitment Agreement, purchase its agreed percentage (the “Direct Allocation Percentage”) of the New Common Stock representing the Direct Allocation Amount, and (iii) each of the Equity Commitment Parties will, subject to the terms and conditions in the Backstop Commitment Agreement, subscribe for, and at the Closing purchase, the New Common Stock offered to such Equity Commitment Party in connection with the Equity Rights Offering.  As consideration for entering into the Backstop Commitment Agreement, each Equity Commitment Party will receive, upon the closing of the Equity Rights Offering, its Backstop Commitment Percentage of a 12.5% commitment premium on the $650 million aggregate amount of the initial funding commitments, which amount shall be payable in the form of New Common Stock at a 30% discount to Plan Equity Value (the “Equity Commitment Premium”).

To the extent that, as of the Closing Date (as defined under the Backstop Commitment Agreement), the sum of (i) unrestricted cash and cash equivalents of the loan parties under the First Lien Exit Facilities (as defined in the Proposed Plan) and (ii) undrawn availability under the Exit ABL Facility (as defined under the Proposed Plan) (excluding the effect of any temporarily increased advance rates under the Exit ABL Facility (as defined under the Proposed Plan) that will not remain in effect through the maturity date of such facility), exceeds $285.0 million (such excess, “Excess Liquidity”), then such Excess Liquidity will be applied, on a dollar for dollar basis, first, in an amount of up to $12.0 million to pay the Debt Commitment Premium and Funding Discount (as each is defined below) (on a ratable basis) in cash; second, to reduce the aggregate amount of the Equity Rights Offering on a dollar for dollar basis to not less than $625 million; third, to reduce the amount of the Incremental New Money Facility on a dollar for dollar basis such that the aggregate amount of the First Lien Exit Facilities (as defined in the Proposed Plan) is no less than $1.275 billion; and fourth, 50% of any remaining Excess Liquidity to further reduce the amount of the Incremental New Money Facility and 50% of any remaining Excess Liquidity to further reduce the amount of the Equity Rights Offering (collectively, the “Excess Liquidity Cutback”).

The Backstop Commitment Agreement may be terminated (a) by the Debtors (i) if the RSA is terminated as to the Debtors in accordance with its terms, (ii) if any Debtor Termination Event (as defined in the RSA) occurs (subject to certain exceptions), (iii) if the Bankruptcy Court denies entry of an order approving the Debtors’ entry into the Backstop Commitment Agreement, or if such order or any order confirming the Debtors’ chapter 11 plan of reorganization is reversed, dismissed, vacated or reconsidered, (iv) as to any Equity Commitment Party, if it materially breaches its obligations under the Backstop Commitment Agreement or the RSA and does not cure such breach or is replaced by the other Equity Commitment Parties after notice, (v) if the closing of the Equity Rights Offering does not occur by April 17, 2023, (vi) if the Debtors do not receive the Aggregate Rights Offering Amount (as such amount is adjusted pursuant to the Excess Liquidity provisions in the RSA) pursuant to the Equity Rights Offering and the Backstop Commitment Agreement, or (vii) if any applicable law or final non-appealable order shall have been enacted, adopted or issued by a governmental authority prohibiting the implementation of the Debtors’ chapter 11 plan of reorganization, the Equity Rights Offering or the transactions contemplated by the Backstop Commitment Agreement, the Debt Commitment Letter (as defined below) or the other Definitive Documents (as defined in the RSA) (a “Governmental Order Termination”), and (b) by Equity Commitment Parties that, in the aggregate, hold a majority of the Backstop Commitments under the Backstop Commitment Agreement (the “Required Equity Commitment Parties”), (i) if the RSA is terminated as to the Debtors in accordance with its terms (subject to certain exceptions), (ii) if any Consenting BrandCo Lender Termination Event (as defined in the RSA) occurs (subject to certain exceptions and assuming that such termination events are exercisable by the Required Equity Commitment Parties), (iii) if the Bankruptcy Court has not entered or denies entry of an order approving the Debtors’ entry into the Backstop Commitment Agreement on or prior to February 14, 2023 or the entry of an order confirming the Debtors’ chapter 11 plan of reorganization on or prior to April 3, 2023, or if any of such orders are reversed, dismissed, vacated or reconsidered, (iv) if the closing of the Equity Rights Offering does not occur by April 17, 2023, (v) if the Debtors breach the terms of the Backstop Commitment Agreement and are therefore unable to satisfy certain of the conditions precedent to the closing of the Equity Rights Offering, (v) if since September 30, 2022, there shall have occurred an event, development, occurrence or change that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect (as defined in the Backstop Commitment Agreement) (an “MAE Termination”), or (vi) if a Governmental Order Termination occurs.

If the Backstop Commitment Agreement is terminated (a) by the Debtors (i) upon the exercise of their Fiduciary Out (as defined in the Backstop Commitment Agreement) or acceptance or pursuit of an Alternative Restructuring Proposal (as defined in the Proposed Plan) that is not an Acceptable Alternative Transaction (as defined in the Proposed Plan) (subject to the terms and conditions set forth in section 9.02 of the RSA or 7.1 of the Backstop Commitment Agreement), (ii) upon the occurrence of a Debtor Termination Event (other than pursuant to a Specified Debtor RSA Termination Right (as defined in the Backstop Commitment Agreement), or (iii) if the closing of the Equity Rights Offering does not occur by April 17, 2023 (or such later date as agreed by the Debtors) and if the Required Equity Commitment Parties either have extended or indicated in writing that they would be willing to extend their Backstop Commitments beyond such date of termination, (b) by the Required Equity Commitment Parties (i) upon the occurrence of a Consenting BrandCo Lender Termination Event (other than pursuant to a Specified Lender RSA Termination Right (as defined in the Backstop Commitment Agreement)), (ii) upon the material breach of the Backstop Commitment Agreement by the Debtors, or (iii) if the closing of the Equity Rights Offering does not occur by a date after April 17, 2023 reasonably acceptable to each of the Debtors and the Required Equity Commitment Parties, or (c) by either the Debtors or the Required Equity Commitment Parties (i) upon the termination of the RSA as to the Debtors (other than pursuant to a Specified RSA Termination Right (as defined in the Backstop Commitment Agreement)), or (ii) if the order approving the Debtors’ entry into the Backstop Commitment Agreement or any order confirming the Debtors’ chapter 11 plan of reorganization is reversed, dismissed, vacated or reconsidered or if a Government Order Termination occurs, in each case of this clause (ii) unless such termination occurs as a result of an action or failure of an Equity Commitment Party to take an action required under the RSA or the Backstop Commitment Agreement, then in each case of clauses (a), (b) and (c), the Equity Commitment Parties shall be entitled to receive a premium in the aggregate amount of $81.25 million, representing 12.5% of the $650 million aggregate amount of their initial funding commitments, payable in cash pro rata in accordance with their percentage of the Backstop Commitment (the “Equity Termination Premium”).  Under no circumstances may the Equity Commitment Parties receive both the Equity Termination Premium and the Equity Commitment Premium.

The Backstop Commitment Agreement also provides that the Equity Commitment Parties shall be entitled to (i) payment for the reimbursement of certain reasonable and documented costs and expenses incurred in connection with the Backstop Commitment Agreement (the “Equity Expense Reimbursements”) and (ii) indemnification by the Debtors, including the payment of contribution and reimbursement of claims for certain losses, claims, damages, liabilities, costs, and expenses arising out of or in connection with the Equity Rights Offering or the Backstop Commitment Agreement (the “Equity Indemnification Obligations”), subject to the terms and conditions of the Backstop Commitment Agreement.

None of the Equity Commitment Premium, the Equity Termination Premium, the Equity Expense Reimbursements or the Equity Indemnification Obligations shall be payable to any (a) Equity Commitment Party in default of its obligations under the Backstop Commitment Premium or (b) Equity Commitment Party whose breach of the Backstop Commitment Agreement caused its termination.

Debt Commitment Letter

As contemplated by the RSA, on January 17, 2023, the Debtors entered into an agreement (the “Debt Commitment Letter”) with certain of the Consenting BrandCo Lenders under the RSA (the “Debt Commitment Parties”), pursuant to which the Debt Commitment Parties committed to fund up to $200 million in net cash proceeds to the Debtors in connection with new a senior secured first lien term loan facility (the “Incremental New Money Facility”).  As consideration for entering into the Debt Commitment Letter, the Debt Commitment Parties will receive a premium of 3.00% on their $200 million funding commitment payable in-kind as additional loans added to the principal amount of the Incremental New Money Facility (the “Debt Commitment Premium”). The Debt Commitment Letter may be terminated (a) by the Debtors, (i) if the RSA is terminated as to the Debtors in accordance with its terms, (ii) if any Debtor Termination Event (as defined in the RSA) occurs (subject to certain exceptions), (iii) if the Bankruptcy Court denies entry of an order approving the Debtors’ entry into the Debt Commitment Letter, or if such order or any order confirming the Debtors’ chapter 11 plan of reorganization is reversed, dismissed, vacated or reconsidered, (iv) as to any Debt Commitment Party, if it materially breaches its obligations under the Debt Commitment Letter or the RSA and does not cure such breach after notice or is replaced by the other Debt Commitment Parties, (v) if the closing of the Incremental New Money Facility does not occur by April 17, 2023, (vi) if the Debt Commitment Parties are obligated to fund the Incremental New Money Facility and the Debtors do not receive the full $200 million funding amount pursuant to the Debt Commitment Letter (as such amount is adjusted pursuant to the Excess Liquidity provisions in the RSA), or (vii) if a Governmental Order Termination occurs, and (b) by Debt Commitment Parties that, in the aggregate, hold a majority of the commitments under the Debt Commitment Letter (the “Required Debt Commitment Parties”), (i) if the RSA is terminated as to the Debtors in accordance with its terms (subject to certain exceptions), (ii) if any Consenting BrandCo Lender Termination Event (as defined in the RSA) occurs (subject to certain exceptions and assuming that such termination events are exercisable by the Required Debt Commitment Parties), (iii) if the Bankruptcy Court has not entered or denies entry of an order approving the Debtors’ entry into the Debt Commitment Letter on or prior to February 14, 2023 or the entry of an order confirming the Debtors’ chapter 11 plan of reorganization on or prior to April 3, 2023, or if any of such orders, including the Confirmation Order, is reversed, dismissed, vacated or reconsidered, (iv) if the closing of the Incremental New Money Facility does not occur by April 17, 2023 (which date may be waived or extended with the consent of the Required Debt Commitment Parties up to June 17, 2023), (v) if an MAE Termination occurs, or (vi) if a Governmental Order Termination occurs.

The Debt Commitment Letter may be terminated by mutual written consent of the Debtors and the Required Debt Commitment Parties and the commitments and obligations under the Debt Commitment Letter of any Debt Commitment Party may be terminated by such Debt Commitment Party, with regard to itself only, if the closing of the Incremental New Money Facility does not occur by June 17, 2023.

The Debt Commitment Letter also terminates automatically (a) upon the closing of the Incremental New Money Facility, (b) upon the Debtors receiving any net proceeds from third party lenders that are not Debt Commitment Parties or their related funds or fronting institutions (a “Third Party Financing”), or (c) the funding of a third-party new money exit facility.

If the Debt Commitment Letter is terminated (a) automatically upon the occurrence of a Third Party Financing or the funding of a third-party new money exit facility, or (b) under certain other circumstances specified in the Debt Commitment Letter, the Debt Commitment Parties will be entitled to receive a backstop commitment premium in the aggregate amount of 3.00% of the $200 million debt commitment (the “Debt Commitment Premium”).  Under no circumstances may the Debt Commitment Parties receive both the Debt Termination Premium and the Debt Commitment Premium.

The Debt Commitment Letter also provides a closing discount (the “Closing Discount”) of either (i) an amount not to exceed 5.00% of the aggregate principal amount of the Incremental New Money Facility to financial institutions (other than any Debt Commitment Party or a Funding Backstop Affiliate (as defined in the Debt Commitment Letter)) who provide, or cause a fronting institution (“Third-Party Lenders”) to provide, the Incremental New Money Facility; provided that such Closing Discount will only be paid to such Third-Party Lenders to the extent reasonably necessary to successfully syndicate or place the Incremental New Money Facility among such Third-Party Lenders (“Third-Party Financing”) or (ii) an amount equal to 5.00% of the aggregate principal amount of the Incremental New Money Facility to the Debt Commitment Parties (or their respective Funding Backstop Affiliates), if a Third-Party Financing does not occur and the funding of the Incremental New Money Facility is provided (or caused to be provided by a fronting institution) by the Debt Commitment Party (or its respective Funding Backstop Affiliate). Moreover, if and to the extent that the Incremental New Money Facility is provided or caused to be provided by any Debt Commitment Party (or any Funding Backstop Affiliate), the Company will pay, or cause to be paid, a discount to such Debt Commitment Party (or applicable Funding Backstop Affiliate) in an amount equal to 3.00% of the aggregate principal amount of the Incremental New Money Facility (the “Funding Discount”).

The Debt Commitment Letter also provides that the Debt Commitment Parties shall, subject to the terms and conditions of the Debt Commitment Letter, be entitled to (i) payment for the reimbursement of certain reasonable and documented costs and expenses incurred in connection with the Incremental New Money Facility (the “Debt Expense Reimbursement”) and (ii) indemnification by the Debtors, including the payment of contribution and reimbursement of claims for certain losses, claims, damages, liabilities, costs, and expenses arising out of or in connection with the Incremental New Money Facility or the Debt Commitment Letter (the “Debt Indemnity Obligations”).

None of the Debt Commitment Premium, the Debt Termination Premium, the Debt Expense Reimbursements or the Debt Indemnification Obligations shall be payable to any Debt Commitment Party that breaches the Debt Commitment Letter by failing to fund its commitments thereunder on the closing of the Incremental New Money Facility.

As described above, to the extent that, as of the Closing Date, the Debtors’ Excess Liquidity exceeds $285.0 million, then such Excess Liquidity will be applied on a dollar for dollar basis to pay up to $12.0 million of the Debt Commitment Premium and Funding Discount (on a ratable basis) in cash and to reduce the amount of the Incremental New Money Facility and the amount of the Equity Rights Offering.

The foregoing description of the Backstop Commitment Agreement and Debt Commitment Letter is only a summary of the material terms, does not purport to be complete, and is qualified in its entirety by reference to the Backstop Commitment Agreement and Debt Commitment Letter, which are filed herewith as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated by reference herein.

Item 2.02	Results of Operation and Financial Condition.

To the extent applicable, the disclosures in Item 7.01 below are incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

In connection with the previously disclosed Chapter 11 bankruptcy filing by the Company and certain of its subsidiaries in the U.S. Bankruptcy Court for the Southern District of New York, the Company provided various materials to certain of its lenders, including the Company’s preliminary estimates for certain financial information for the three months ended December 31, 2022 and the fiscal year ended December 31, 2022 (the “Cleansing Materials”).  The Cleansing Materials are furnished as Exhibit 99.1 hereto.

The Cleansing Materials contain the Company’s preliminary estimates of certain financial results for the three months ended December 31, 2022 and the fiscal year ended December 31, 2022, based on currently available information. The Company has not yet finalized its results for these periods, and its consolidated financial statements as of and for the year ended December 31, 2022 are not currently available. The Company’s actual results remain subject to the completion of the year-end closing process, which includes review by management and the Company’s board of directors, including the audit committee. While carrying out such procedures, the Company may identify items that require it to make adjustments to the preliminary estimates of its results set forth in the Cleansing Materials. As a result, the Company’s actual results could be different from those set forth in the Cleansing Materials and the differences could be material. Additionally, the Company’s estimates are forward-looking statements based solely on information available to it as of the date of the Cleansing Materials and may differ from actual results and such differences may be material. Therefore, a reader should not place undue reliance on these preliminary estimates of the Company’s results. The preliminary estimates of the Company’s results included in the Cleansing Materials have been prepared by, and are the responsibility of, the Company’s management. The Company’s independent auditors have not audited, reviewed or compiled such preliminary estimates of the Company’s results. Accordingly, KPMG LLP expresses no opinion or any other form of assurance with respect thereto. The preliminary estimates of certain financial results presented in the Cleansing Materials should not be considered a substitute for the information to be filed with the Securities and Exchange Commission (the “SEC”) in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 once it becomes available.

The disclosures included in this Current Report on Form 8-K under Item 7.01, including Exhibit 99.1, are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities of that Section, unless the registrant specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Exchange Act or the Securities Act of 1933, as amended.

Cautionary Statement Regarding Forward-Looking Information

Certain statements in this Current Report on Form 8-K are “forward-looking statements” made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. The Company’s actual results may differ materially from those anticipated in these forward-looking statements as a result of certain risks and other factors, which could include the following: risks and uncertainties relating to the bankruptcy petitions, including but not limited to, the Company’s ability to obtain Bankruptcy Court approval with respect to motions in the bankruptcy petitions, the effects of the bankruptcy petitions on the Company and on the interests of various constituents, Bankruptcy Court rulings on the bankruptcy petitions and the outcome of the bankruptcy petitions in general, the length of time the Company will operate under the bankruptcy petitions, risks associated with third-party motions in the bankruptcy petitions, the potential adverse effects of the bankruptcy petitions on the Company’s liquidity or results of operations and increased legal and other professional costs necessary to execute the Company’s reorganization; the conditions to which the Company’s debtor-in-possession financing is subject and the risk that these conditions may not be satisfied for various reasons, including for reasons outside of the Company’s control; the consequences of the acceleration of our debt obligations; trading price and volatility of the Company’s Class A common stock as well as other risk factors set forth in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC. The Company therefore cautions readers against relying on these forward-looking statements. All forward-looking statements attributable to the Company or persons acting on the Company’s behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and, except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

Gross Sales, Gross Contribution, Recurring EBITDA and Adjusted Recurring EBITDA are non-GAAP financial measures that are presented in the Cleansing Materials and are reconciled in the table(s) set forth in the Cleansing Materials to their respective most directly comparable GAAP measure.

Gross Sales is GAAP net sales before adjusting for expected product returns, trade discounts and certain other customer allowances. Gross Contribution is GAAP gross profit, less distribution costs. Management uses Gross Sales and Gross Contribution as performance measures.

Recurring EBITDA is GAAP operating income for the Company, adjusted for (1) non-operating items which primarily include restructuring and related charges; acquisition, integration, and divestiture costs; gain (loss) on divested assets; and impairment charges and (2) depreciation and amortization expense and non-cash stock-based compensation expense.

Adjusted Recurring EBITDA is GAAP operating income, adjusted for (1) non-operating items which primarily include restructuring and related charges; acquisition, integration, and divestiture costs; gain (loss) on divested assets; and impairment charges; (2) depreciation and amortization expense and non-cash stock-based compensation expense; and (3) foreign exchange rate impact on certain foreign costs of goods sold transactions and foreign exchange rate translation adjustments.

Management uses Recurring EBITDA and Adjusted Recurring EBITDA as performance measures.

Management believes that the non-GAAP measures are useful for investors for the same reasons as those set forth above. These non-GAAP financial measures should not be considered in isolation or as a substitute for their most directly comparable as reported measures prepared in accordance with GAAP and, along with the other information in the Cleansing Materials, should be read in conjunction with the Company’s financial statements and related footnotes contained in documents filed with the SEC. Other companies may define such non-GAAP financial measures differently.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description
10.1	Backstop Commitment Agreement, dated January 17, 2023, by and among the Company and the parties thereto.

10.2	Debt Commitment Letter, dated January 17, 2023, by and among the Company and the parties thereto.

99.1	Preliminary Q4’22 & FY’22 Recap.

104	Exhibit 104 Cover page from this Current Report on Form 8‑K, formatted in Inline XBRL (included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 18, 2023
REVLON, INC.

	By:	/s/ Andrew Kidd
	Name:	Andrew Kidd
	Title:	Executive Vice President, General Counsel

REVLON CONSUMER PRODUCTS CORPORATION

	By:	/s/ Andrew Kidd
	Name:	Andrew Kidd
	Title:	Executive Vice President, General Counsel